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                  U.S. SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549




                               FORM 8-K

                           CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934


                   Date of Report August 9, 2004
                 (Date of earliest event reported)


                          EACO CORPORATION
         (Exact name of registrant as specified in its charter)


                               Florida
             (State or other jurisdiction of incorporation)

        0-14311                           59-2597349
  (Commission File Number)      (IRS Employer Identification No.)


     2113 Florida Boulevard, Neptune Beach, FL        32266
      (Address principal executive offices)         (Zip Code)


 Registrant's telephone number, including area code (904) 249-4197
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Exhibit 99.1

Eatery Concepts                                       News Release
                                                  EACO Corporation
                                            2113 Florida Boulevard
                                      Neptune Beach, Florida 32266
                                                    (904) 249-4197
                                               Fax: (904) 249-1466


Contact:                                     FOR IMMEDIATE RELEASE
          Stephen Travis
          Director of Finance
          (904) 249-4197                            August 9, 2004

                  EACO CORPORATION REPORTS LARGEST
               INCREASE IN SAME-STORE SALES SINCE 1986
                       FOR SECOND QUARTER

NEPTUNE BEACH, FLORIDA - EACO Corporation (OTCBB:EACO), today reported revenues and operating results for the second quarter and year to date periods ended June 30, 2004.

Same store sales increased 9.9% for the second quarter of 2004 compared to the same period in 2003, the Company's largest quarterly increase since 1986. Total second quarter 2004 sales increased to $9,959,200 from $9,567,400 for the same period in 2003.

Net loss for the second quarter was $571,400 ($0.15 per share) compared to net loss of $394,500 ($0.11 per share) for the same period in 2003. The Company's results for the second quarter of 2004 include $381,700 in store opening expenses associated with the Company's new Whistle Junction concept.

Sales for the six months ended June 30, 2004 were $20,218,500 compared to $20,295,500 for the same period in 2003. Same store sales increased 8.5% for the six months ended June 30, 2004, compared to the same period in 2003. Net loss for the six months ended June 30, 2004 was $902,100 ($0.24 per share) compared to net loss of $449,900 ($0.12 per share) for the same period in 2003. The Company's results for the first six months of 2004 include a non-cash asset valuation charge of $594,200, and store opening expenses associated with the Company' new Whistle Junction concept totaling $493,600.

Edward B. Alexander, President of the Company, remarked, "Our second quarter same-store sales increase was our best in almost twenty years. We now have produced nine consecutive months with
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positive same-store sales.  We continue to be excited about the contribution our two Whistle Junction conversions are making to these results, and we are actively pursuing plans to enable us to convert more of our restaurants to this concept."

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
EACO Corporation
Condensed Consolidated Results of Operations
(Unaudited)                              For The Quarters Ended    For The Six Months Ended
                                         --------------------------------------------------
                                            June 30,     July 2,     June 30,    July 2,
                                              2004         2003        2004        2003
                                         --------------------------------------------------
Revenues:
     Sales                                 $9,959,200   $9,567,400  $20,218,500 $20,295,500
     Vending revenue                           47,600       56,100       96,600     107,200
                                           ----------  -----------  ----------- -----------
Total revenues                             10,006,800    9,623,500   20,315,100  20,402,700
                                           ----------  -----------  ----------- -----------

Cost and expenses:
  Food and beverage                         3,840,600    3,619,200    7,691,900   7,718,500
  Payroll and benefits                      3,138,500    2,887,700    6,032,000   6,090,000
  Depreciation and amortization               491,300      508,200      981,900   1,023,600
  Other operating expenses                  1,789,100    1,607,500    3,220,300   3,180,200
  General and administrative expenses         527,700      542,400    1,155,300   1,143,700
  Franchise fees                              295,600      382,500      666,800     811,700
  Asset valuation charge                          ---          ---      594,200         ---
  Loss on store closings and disposition
    of equipment                               58,600       39,400       93,000      73,900
                                           ----------  -----------  ----------- -----------
                                           10,141,400    9,586,900   20,435,400  20,041,600
                                           ----------  -----------  ----------- -----------

             (Loss) earnings from operation  (134,600)      36,600     (120,300)    361,100

Investment (loss) gain                        (13,100)     (19,300)      10,800     (26,500)
Interest and other income                      26,900       19,900       69,000      93,300
(Loss) gain on sale of property               (32,100)       9,400      (32,100)      9,400
Interest expense                             (418,500)    (441,100)    (829,500)   (887,200)
                                           ----------  -----------  ----------- -----------

               Loss before income taxes      (571,400)    (394,500)    (902,100)   (449,900)
Provision for income taxes                         --           --           --          --
                                           ----------  -----------  ----------- -----------

               Net loss                     ($571,400)   ($394,500)   ($902,100)  ($449,400)
                                           ==========  ===========  =========== ===========

Basic loss per share                           ($0.15)      ($0.11)      ($0.24)     ($0.12)
                                           ==========  ===========  =========== ===========
Basic weighted average common
    shares outstanding                      3,771,000    3,706,200    3,744,000   3,706,200
                                           ==========  ===========  =========== ===========
Diluted loss per share                         ($0.15)      ($0.11)      ($0.24)     ($0.12)
                                           ==========  ===========  =========== ===========
Diluted weighted average common
    shares outstanding                      3,771,000    3,706,200    3,753,400   3,706,200
                                           ==========  ===========  =========== ===========

See accompanying notes to condensed consolidated financial statements.
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